UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

MAY 11, 2012

Date of Report (date of Earliest Event Reported)

FIBROCELL SCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341

(Address of principal executive offices and zip code)

(484) 713-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01.	Entry into a Material Definitive Agreement

On May 14, 2012, Fibrocell Science, Inc. (the “Company”), sold to accredited investors in a private placement (the “Offering”), an aggregate of $3,353,000.00 in gross proceeds of its securities consisting of in the aggregate: (i) 3,353 shares of Series E Convertible Preferred Stock, par value $0.001 and stated value (the “Stated Value”), $1,000 per share (“Series E Preferred”), and (ii) five-year warrants to purchase 13,412,000 shares of the Company’s common stock (“Common Stock”) at an exercise price of $0.30 per share (the “Warrants”). The initial exercise date of the Warrants is the date the Company receives approval from its shareholders to file and subsequently file an amendment to its Certificate of Incorporation increasing the number of its authorized shares of Common Stock to an amount greater than 250,000,000 shares.

The co-placement agents for the Offering received (i) cash compensation of $335,300.00 and a non-accountable expense allowance of $100,590.00 (of which $50,000 was previously paid), and (ii) five (5) year warrants (the “Agent Warrants”) to purchase 1,341,200 shares of Common Stock at an exercise price of $0.30 per share.

The terms of the shares of the Series E Preferred are set forth in the form of the Certificate of Designation attached hereto as Exhibit 3.1 and the terms of the Warrants are set forth in the form of the Warrant attached hereto as Exhibit 4.1, which documents are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Series E Preferred, the Warrants and Agent Warrants were sold/issued in transactions exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder (“Regulation D”). Each purchaser in the Offering represented in the Offering documents that it was an “accredited investor” as defined in Regulation D.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

The information contained in Item 1.01 is hereby incorporated by reference. The Certificate of Designation for the Series E Preferred was filed with the Secretary of State of the State of Delaware on May 11, 2012 and was effective upon filing.

Item 8.01	Other Events

As a result of the Offering, anti-dilution provisions in certain outstanding Company securities were triggered, and as a result the following adjustments were made effective May 14, 2012.

(i) Series D Preferred Stock

The conversion price of the Company’s Series D Preferred Stock (the “D Shares”), was reduced from $0.50 per D Share to $0.25 per D Share, and, accordingly, the number of shares of Common Stock issuable upon conversion of the issued and outstanding D Shares increased from approximately 6,700,000 shares of Common Stock to approximately 13,400,000 shares of Common Stock.

(ii) Prior Offering Warrants

The exercise price of certain outstanding warrants of the Company (the “Prior Offering Warrants”), was reduced from an exercise price of $0.50 to $0.25 per share, and, the number of shares of Common Stock issuable upon exercise of the Prior Offering Warrants increased from approximately 49,140,000 shares of Common Stock to approximately 82,770,000 shares of Common Stock.

Item 9.01.	Financial Statements and Exhibits of Certain Outstanding Warrants

(d)	Exhibits

Exhibit No.	Exhibit

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, dated May 11, 2012.

4.1	Form of Common Stock Purchase Warrant issued in the Offering

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROCELL SCIENCE, INC.

Date: May 14, 2012	By:	/s/ Declan Daly
Declan Daly,
Chief Operating Officer